UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2025

LAS VEGAS SANDS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

5420 S. Durango Drive
Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

(702) 923-9000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2025, Las Vegas Sands Corp. (the “Company”) announced that Robert G. Goldstein, the Company’s Chairman and Chief Executive Officer, will transition to the role of senior advisor on March 1, 2026. Both the Company and Mr. Goldstein intend for his senior advisor role to be his sole position with the Company and its subsidiaries as of March 1, 2026. The Board of Directors of the Company has announced its intention to appoint Patrick Dumont, President and Chief Operating Officer of the Company, as Chairman and Chief Executive Officer upon Mr. Goldstein’s transition to the senior advisor role.

In connection with the services that Mr. Goldstein will provide as a senior advisor, the Company, Las Vegas Sands, LLC (a wholly owned subsidiary of the Company) and Mr. Goldstein entered into a First Amendment to Employment Agreement, dated March 5, 2025 (the “Amendment”). The Amendment provides that, subject to Mr. Goldstein’s continued employment with the Company through March 1, 2026 (the “Expiration Date”), and conditional upon and subject to Mr. Goldstein’s execution of a release, during the two (2) year period commencing immediately following the Expiration Date (the “Term”), Mr. Goldstein shall provide consulting services to the Company relating to matters appropriate for the attention of the former Chief Executive Officer of the Company, including (i) the Company’s government relations activities, (ii) securing new physical development opportunities for the Company and (iii) the Company’s gaming strategies.

Pursuant to the Amendment, Mr. Goldstein will receive an annual consulting fee of $4.5 million during the Term. Additionally, Mr. Goldstein’s then-outstanding equity awards previously granted to him shall be deemed vested as of the Expiration Date (as provided in his current employment agreement), and with respect to any then-outstanding equity awards in the form of stock options, any post-termination exercise period set forth in the applicable stock option award agreement shall run from the last day of the Term. The Amendment also sets out certain other benefits that will be provided to Mr. Goldstein during the Term, including continued participation in the Company’s general health and welfare benefit plans and in a group supplemental medical insurance program available to certain of the Company’s senior officers. During the Term, Mr. Goldstein will continue to be entitled to use Company-owned aircraft for business and personal purposes (provided that such personal use may not exceed 125 hours of flight time per year) and first class hotel accommodations for business travel, as well as income tax gross ups for such benefits if they are determined to be taxable income to him.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed with this Current Report on Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of the Company’s intended board of directors and chief executive officer changes and related statements. In addition, in certain portions included in this press release, the words “intend,” “will” and similar expressions are intended to identify forward-looking statements. The risks and uncertainties that could cause the Company’s actual results or other expectations to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risks and uncertainties detailed in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statement is made. The Company assumes no obligation to update any forward-looking statements and information.

ITEM 7.01.	Regulation FD Disclosure.

On March 6, 2025, the Company issued a press release regarding Mr. Goldstein’s transition to senior advisor. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to Employment Agreement, dated March 5, 2025, between Las Vegas Sands Corp., Las Vegas Sands, LLC and Robert G. Goldstein.

99.1	Press Release dated March 6, 2025

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 6, 2025

LAS VEGAS SANDS CORP.

By:	/S/ D. ZACHARY HUDSON
Name:	D. Zachary Hudson
Title:	Executive Vice President, Global General Counsel and Secretary